:99189939-1
 :99189939-1

      AMENDMENT TO ROUNDUP READY(R)GENE LICENSE AND SEED SERVICES AGREEMENT
                               OF FEBRUARY 2, 1996



D&M Partners, a Delaware general partnership, Delta and Pine Land Company, a Delaware corporation, and Monsanto Company, a Delaware corporation, are parties to a certain Roundup Ready(R) Gene License and Seed Services Agreement dated February 2, 1996, as amended July 26, 1996, December 8, 1999, and January 2, 2000 (hereinafter referred to as the "Agreement").

All capitalized terms, not otherwise defined in this Amendment, shall have the meanings defined in the Agreement.

The parties agree to amend the Agreement as follows:

1. Delete Section 2.1.1 in its entirety and substitute the following new Section 2.1.1:

          "2.1.1. The term "AGRONOMIC CRITERIA" means those certain standards for the agronomic and fiber characteristics of cotton plants set forth in Exhibit G, which may be reasonably amended from time to time by mutual written agreement of MONSANTO and D&PL, provided that in the event that either MONSANTO or D&PL gives written notice of a proposed modification to the AGRONOMIC CRITERIA, the parties shall negotiate in good faith concerning the proposed modification and shall not unreasonably withhold agreement to the proposed modification. In no instance will MONSANTO impose any higher standard for LICENSED COMMERCIAL SEED than that required by MONSANTO for seed sold by other licensees or by MONSANTO or any of its SUBSIDIARIES containing the same ROUNDUP READY(R) GENE(S)."

2. Delete  Section  2.1.17 in its  entirety and  substitute  the  following  new
Section 2.1.17:

          "2.1.17 The term "D&PL" means Delta and Pine Land Company, a company incorporated in the State of Delaware, having offices at One Cotton Row, Scott, Mississippi 38772, and any of its divisions and wholly owned SUBSIDIARIES."

3. Delete  Section  2.1.59 in its  entirety and  substitute  the  following  new
Section 2.1.55:

          "2.1.59 The term "Subsidiary" or "Subsidiaries" mean any company(ies), or other legal entities, in which more than fifty percent (50%) of the voting stock (or other forms of equity ownership with the power to nominate more than half of the directors, or the power otherwise to determine the policy of a company or organization) of which is owned, directly or indirectly, by a party hereto."

4. Delete Section 4.1 in its entirety and substitute the following new Section 4.1:

          "4.1 DEVELOPMENT PLAN:

          (a) MONSANTO shall cooperate with D&PL in the development activities outlined in the DEVELOPMENT PLAN.


          (b) D&PL shall not offer for COMMERCIAL SALE or make COMMERCIAL SALES of any LICENSED COMMERCIAL SEED of any particular DELTAPINE ROUNDUP READY(R) CULTIVAR unless D&PL shall have complied with the requirements as set forth in Exhibits F, G and H, and MONSANTO has approved such sales in writing. Subject to Section 4.3(d), MONSANTO's approval for COMMERCIAL SALE of particular D&PL ROUNDUP READY(R) CULTIVARS may be withheld if D&PL does not demonstrate that those requirements have been met, but shall not otherwise be withheld. MONSANTO shall notify D&PL in writing of its decision on approval of a particular DELTAPINE ROUNDUP READY(R) CULTIVAR within thirty (30) days after D&PL submits a written request for approval of that DELTAPINE ROUNDUP READY(R) CULTIVAR with the supporting data for which D&PL is responsible. If MONSANTO does not notify D&PL in writing of its decision on approval within such thirty (30) period, MONSANTO shall be deemed to have approved the subject DELTAPINE ROUNDUP READY(R) CULTIVAR for COMERCIAL SALE.

          (c) If in MONSANTO's reasonable business judgment, COMMERCIAL SALES of a particular DELTAPINE ROUNDUP READY(R) CULTIVAR may result in product complaints which may cause MONSANTO to be liable for significant compensation to growers due to an identifiable product quality or identifiable product performance issue, and MONSANTO gives such notice of same to D&PL not later than November 1 of any year and D&PL makes sales in THE TERRITORY of LICENSED COMMERCIAL SEED of such DELTAPINE ROUNDUP READY(R) CULTIVAR in subsequent years without prior notice (given by labels on the containers of LICENSED COMMERCIAL SEED or by other forms of notice selected by D&PL and approved by MONSANTO, whose approval will not be unreasonably withheld or delayed) to growers who subsequently purchase LICENSED COMMERCIAL SEED of such DELTAPINE ROUNDUP READY(R) CULTIVAR of the observation of the identifiable product quality or identifiable product performance issue set forth in MONSANTO's notice, then notwithstanding any other provision of this Agreement, MONSANTO shall have no liability to D&PL for any third party claims based on the identifiable product quality or identifiable product performance issue set forth in MONSANTO's notice with respect to LICENSED COMMERCIAL SEED of that DELTAPINE ROUNDUP READY(R) CULTIVAR so sold and D&PL shall indemnify and hold MONSANTO harmless from any third party claims based on the identifiable product quality or identifiable product performance issue set forth in MONSANTO's notice with respect to LICENSED COMMERCIAL SEED of that DELTAPINE ROUNDUP READY(R) CULTIVAR so sold. MONSANTO shall apply this provision with respect to all notices to licensees of the subject GENE(S) in THE TERRITORY, regarding identifiable product quality or identifiable product performance issues in a substantially equal manner."

5. Delete Section 11.2 in its entirety and substitute the following new Section 11.2.

          "11.2 D&PL Warranty: D&PL hereby warrants and represents that D&PL shall not sell, without the written approval of MONSANTO, LICENSED COMMERCIAL SEED of DELTAPINE ROUNDUP READY(R) CULTIVARS that fails to meet the purity standard for the respective ROUNDUP READY(R) GENE as set forth in Exhibit H. D&PL shall keep lot samples of all LICENSED COMMERCIAL SEED sold by D&PL following the protocol and for the period of time set forth in Exhibit I."

6. In Section 13.2, substitute the term "Exhibit H" for the term "Section 3.2 of the DEVELOPMENT PLAN."

7. In Section 15.13, substitute the name of Mr. W. Randy Deaton in the address for notices to MONSANTO.

8. Amend the DEVELOPMENT PLAN, attached to the Agreement as Exhibit C, as follows:

          A. Delete Section 2.3(c) of the DEVELOPMENT PLAN in its entirety and substitute new Section 2.3 (c) as follows:

          "Specific Activities:

          Prior to release of a cultivar developed as provided in Sections 2.1 and 2.2 for COMMERCIAL SALE, such cultivar shall be evaluated by D&PL for COMMERCIAL HERBICIDE TOLERANCE and for its agronomic and commercial performance according to the procedures of Exhibits F and G.

          MONSANTO reserves the right not to approve for COMMERCIAL SALE any DELTAPINE ROUNDUP READY(R) CULTIVAR if it does not meet the standards set forth in Exhibits F and G."

          B. Delete Section 3 in its entirety and substitute new Section 3 as follows:

          "Quality Assurance Criteria

          D&PL is responsible for purity of LICENSED COMMERCIAL SEED. D&PL will not make COMMERCIAL SALES of LICENSED COMMERCIAL SEED containing ROUNDUP READY(R) GENES unless such seed has been developed and multiplied under the standards and procedures set forth in Exhibit H."

9. Add New Exhibits F, G, H and I which are attached hereto.

10. In Section 4.2 and in the Development Plan, Section 1.4, substitute "December 31" for "October 31."

All other terms and conditions of the Agreement remain the same.


D&M PARTNERS                        DELTA AND PINE LAND COMPANY

By    /s/ R. D. Greene                         By    /s/ R. D. Greene
      ----------------                                ----------------

Title  Alternate Agent                         Title  V.P. Finance & Treasurer
       ---------------                                ------------------------

Date  3/21/03                                        Date  3/21/03
      -------                                              -------


MONSANTO COMPANY
By  /s/ W. Randy Deaton
    -------------------
Title Cotton Strategy Lead

Date  26 March 2003



                                    EXHIBIT H
                   ROUNDUP READY(R) QUALITY ASSURANCE CRITERIA

All multiplications of LICENSED COMMERCIAL SEED must meet the genetic purity standards and comply with all applicable seed laws of THE TERRITORY. Breeder seed lots will be sampled and tested for verification of the presence of the intended event(s) and the absence of unintended events using MONSANTO approved assays, laboratories and tolerances. The term "unintended event" shall mean DNA molecules, vector, or constructs (or replicates thereof) not naturally occurring in cotton and not intended to be present in the variety according to the bag label.

Current standards are:

     (a) At least 98% of the seed in a lot of commercial seed will contain the ROUNDUP READY(R) GENE. Every seed lot (one seed lot shall not exceed 2,000 bags of seed) of LICENSED COMMERCIAL SEED must have a sample taken and stored using the procedures of Exhibit I, and the presence of the MONSANTO ROUNDUP READY(R) GENE verified. Verification shall be conducted by an independent seed testing laboratory approved by MONSANTO or D&PL'S testing laboratory. All testing shall be conducted using procedures supplied or approved in writing by MONSANTO. MONSANTO reserves the right to do DNA verification on any lot, including the retained samples.

     (b) Adventitious amounts of commercially approved, unintended gene(s) are allowed in commercial lots of seed. It is D&PL'S responsibility to define acceptable adventitious amounts based on knowledge of the industry and compliance with applicable laws. "Commercially approved" means accepted by all applicable governmental agencies for unrestricted sale in THE TERRITORY.

     (c) Breeder or pre-breeder seed lots will be tested for non-approved genes at a 0.1% threshold at a 95% confidence level. History and knowledge of the presence of potential non-approved genes in D&PL'S research program and seed production fields will determine which seed lots are tested and for which traits. The testing program and breeding history will be documented by D&PL. Seed lots testing positive for a non-approved gene will not be sold and MONSANTO will be notified in writing. If the non-approved gene is a MONSANTO-produced gene, the identity of the gene and event will be included in the notification. "Non-approved" means not accepted by all applicable governmental agencies for unrestricted sale in THE TERRITORY.

All production fields for LICENSED COMMERCIAL SEED must be treated with Roundup Ultramax(R) herbicide or such other brand as MONSANTO may specify from time to time at 0.75 lb. acid equivalent of GLYPHOSATE per acre (24 fluid ounces) in a single application. This application must be made between the 1- and 4-leaf stage of development. Other Roundup Ultramax herbicide applications may be made within label guidelines. If field inspections are made, the information shall be made available to MONSANTO, upon reasonable request.

All cost associated with the quality program shall be borne by D&PL. MONSANTO reserves the right to appoint a qualified third party, reasonably acceptable to D&PL, to conduct a confidential audit of D&PL's quality assurance activities to assure trait purity is maintained. The third party auditor may not disclose D&PL's methods for quality assurance but shall report to MONSANTO whether D&PL is in compliance with the requirements of this Exhibit I and how they are not in compliance. D&PL shall maintain all testing records for each lot of LICENSED COMMERCIAL SEED for three (3) years after sale of such LICENSED COMMERCIAL SEED. All test results, inspection records and other quality assurance or quality control documentation shall be reasonably available upon request to the third party thus appointed by MONSANTO. The auditor shall have a right to take and test subsamples from the samples retained by D&PL.

                                    EXHIBIT I
     PROCEDURE FOR ARCHIVING/STORAGE OF SAMPLES OF SEED LOTS - ROUNDUP READY

         1.1(a)  Purpose.

The protocol focuses on the collection, storage and security of file samples representing processed lots of LICENSED COMMERCIAL SEED. Storage of said samples is to satisfy pertinent applicable legal requirements, for the development of historical data, and for confirmation and evaluation in the event of customer inquiries and legal claims and to confirm MONSANTO'S and D&PL'S legal rights and/or obligations under the License Agreement.

         1.1(b) Responsibility.

(1) D&PL'S Quality Assurance Department will obtain a representative sample from every finished seed lot during the conditioning process. The sample will be taken by the automatic sampling device at the bagging station (or probed by hand, whichever is appropriate) and divided into representative portions as per the Association of Official Seed Analysts Rules for Testing Seeds. The portion for storage will weigh approximately 1.5 pounds.

(2) These samples will be labeled with lot number, variety, class, year grown, date, and number of bags per lot, then immediately sealed in a 4-mil linear low density polyethylene bag that is laminated with saran-coated 48 gauge polyester, or comparable container, to provide a good moisture barrier.

(3) In order to preserve seed quality, samples will be stored in either air-conditioned storage, or in dry, arid environments so that seed quality is reasonably preserved for testing purposes.

(4) Access to these samples will be restricted to authorized D&PL personnel, and will be kept in physically secure locations.

(5) In order to safeguard samples from natural and other disasters, a portion (approximately 0.5 pounds) of every retained sample will be kept in another location.

(6) These samples will be stored for a period of three (3) years after the last sale of seed from the lot. If, prior to expiration of this period, claims or other legal proceedings have been commenced which involve the specific lot, the sample will be retained until a matter is finally concluded.

MONSANTO reserves the right to appoint a qualified third party, reasonably acceptable to D&PL, to conduct a confidential audit of D&PL's quality assurance activities to assure trait purity is maintained. The third party auditor may not disclose D&PL's methods for quality assurance but shall report to MONSANTO whether D&PL is in compliance with the requirements of this Exhibit I and how they are not in compliance.

                                    EXHIBIT F

        COMMERCIAL HERBICIDE-TOLERANCE PROTOCOL: ROUNDUP READY(R) COTTON

Purpose: Determine the tolerance of candidate D&PL ROUNDUP READY(R)CULTIVARS to applications of ROUNDUP(R)HERBICIDE .

Treatments:       1  Candidate cotton line not sprayed with GLYPHOSATE
                  2. Candidate cotton line sprayed with Roundup Ultramax(TM) (or other MONSANTO GLYPHOSATE brands as notified by MONSANTO) at
                  0.75 lb. Acid equivalent/Acre (26 ounces per acre) at four different timings:
o Topical application at the 1 leaf stage
o Topical application at the 4 leaf stage (before the 5th leaf reaches size of a quarter) o Post Directed ten days after the 4 leaf application (direct spray at the base of the plants minimizing foliar contact)
o Post Directed twenty days after the 4 leaf application (direct spray at the base of the plants minimizing foliar contact)

Design:

o Randomized complete block design. Plots are to be a minimum of four (4) rows wide by ten (10) meters long by four (4) replications. Spray all four
     (4) rows of each treatment. Harvest the center two (2) rows.
o Plots are to be weed free. Use an appropriate commercial herbicide program and superimpose the ROUNDUP(R) HERBICIDE (as described above) treatments over this program.
o Due to seed size variability, planter settings must be adjusted and/or early season stand thinning must be accomplished to provide a uniform plant population among all lines.
o    Use appropriate agronomic practices to maximize yield.
o A minimum of four (4) locations (within the area of adaptation for the variety in the United States) in each of two years must be completed. A total of twelve (12) locations are recommended for varieties that may be sold across a broad range of climates.

Data requirements:

Yield, end-of-season plant map and fiber quality data (fiber quality only needed from 2 reps and 2 locations each year) must be collected and meet the following criteria:

1. Yield: Lint yield averaged across locations for the sprayed treatment must be at least 98% of the yield of the unsprayed treatment at the 95% confidence level.
2. Fiber Quality: Measurements of Strength, Length, Micronaire, Uniformity and Elongation are within the normal range for other commercial varieties in the market.
3. Plant Mapping: There are no boll retention changes that in the reasonable opinion of D&PL and MONSANTO would reduce the market acceptance of the variety.

D&PL shall submit to MONSANTO summary results which show whether each candidate variety met the above criteria under the specified test parameters. In addition, D&PL shall confirm in writing to MONSANTO that each D&PL ROUNDUP READY(R) CULTIVAR has been tested under these conditions and met the above criteria for two (2) years before unrestricted sales can be made. Commercial seed production and commercial agronomic testing may be started after a candidate variety has been tested for one (1) year and met the above criteria if approval is obtained from MONSANTO is writing, which shall not be unreasonably withheld. Commercial agronomic testing in that second year shall not exceed whichever is smaller:
10,000 acres or one-half percent of the expected market area.

Varieties that have passed two (2) years of COMMERCIAL HERBICIDE TOLERANCE TRIALS, as described above or their technical equivalent, in Australia are only required to pass one (1) year of trials in the United States.

The protocols and standards of this Exhibit F may be reasonably amended from time to time by MONSANTO by providing notice to D&PL no later than August 31 to have effect in the next FISCAL YEAR for varieties that had not already passed two (2) years of trials under the previous protocols and standards; provided that any such amendments may not discriminate against seed containing NON-MONSANTO COTTON GENE(S). For example, MONSANTO shall not apply any different performance standards or test protocols to seed containing NON-MONSANTO COTTON GENE(S). In no instance will MONSANTO impose any higher standard for LICENSED COMMERCIAL SEED than that required by MONSANTO for seed, sold by other licensees or by MONSANTO or any of its SUBSIDIARIES, containing the same GENE(S)."

                                    EXHIBIT G

               AGRONOMIC CRITERIA TRIALS- ROUNDUP READY(R) COTTON

Agronomic performance and suitability of each D&PL ROUNDUP READY(R) CULTIVAR is the responsibility of D&PL. A new D&PL ROUNDUP READY(R) CULTIVAR (hereinafter "new variety") may be approved for commercial release in THE TERRITORY if D&PL confirms in writing to MONSANTO that the new variety has been tested for agronomic and commercial acceptability as to yield, fiber quality and disease resistance and, based on such testing, has been found acceptable for commercial release. D&PL will conduct at least four (4) agronomic trials in THE TERRITORY in each of two (2) years to determine acceptability. Data from these and other trials considered relevant by D&PL will be analyzed by D&PL and used to determine suitability of the variety for COMMERCIAL SALE.